Exhibit 99.1

Rick Dreiling to Assume Role of Chairman
and Chief Executive Officer of Dollar Tree, Inc.

CHESAPEAKE, Va.--January 24, 2023--Dollar Tree, Inc. (NASDAQ: DLTR), today announced that Mike Witynski, who has been in leadership positions at Dollar Tree since 2010 and served as CEO since 2020, is stepping down from the Board and leaving the Company. Executive Chairman Rick Dreiling will expand his role to assume the position of Chief Executive Officer, effective January 29.

“The opportunity to work with the talented and dedicated team at Dollar Tree has been the most rewarding of my career. During this especially dynamic period, we made the historic and consequential move to ‘break the dollar,’ and also rose to the historic opportunity to retool the Company’s leadership ranks to face the challenges ahead with fresh eyes. As I depart, I have full confidence that this team will continue to move the Company forward through the years ahead,” said Mr. Witynski.

Of the transition Mr. Dreiling said, “We greatly appreciate Mike’s contribution over his career with Dollar Tree, which included the acquisition and integration of Family Dollar, navigating COVID, and contributing to the company’s current transformation strategy. Dollar Tree will continue to thrive, grow and win in the marketplace in this next chapter, and I’m thrilled for the opportunity to work with the extraordinary Dollar Tree team to advance our focus on delighting customers, associates and other key stakeholders.”

Ned Kelly, Lead Independent Director of the Dollar Tree Board, said, “We are grateful to Mike for his contributions and leadership during this unusually dynamic time and wish him well. Rick is energized and excited about the opportunities at Dollar Tree. His decades of retail experience will serve the Company well over the years ahead.”

Dreiling has a demonstrated track record of creating exceptional shareholder value with more than 50 years of retail experience at all operating levels, including expanding the footprint and offerings of several respected retailers and leading the successful transformation of multiple retailers.

The Company’s operations continue to track consistent with its expectations, and the leadership team will report earnings on Wednesday, March 1.

About Dollar Tree, Inc.

Dollar Tree, a Fortune 200 Company, operated 16,293 stores across 48 states and five Canadian provinces as of October 29, 2022. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements concerning the expected impact of the executive leadership change on our business, growth and implementation of initiatives; our expectations regarding the Company’s business performance; and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 15, 2022, our Form 10-Q for the most recently ended fiscal quarter and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACTS:

Investors:
Randy Guiler
Vice President, Investor Relations
757-321-5284

Media:
Kristin Tetreault
SVP and Chief Communications Officer
757-910-6840

DLTR-G